Exhibit (r)

POWER OF ATTORNEY

I, the undersigned Trustee of Longleaf Partners Funds Trust, hereby severally constitute and appoint each of Andrew R. McCarroll, Michael J. Wittke and Julie M. Bishop, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to such attorney to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of Longleaf Partners Funds Trust on Form N-1A, the substance of which has been approved by the Trustees of Longleaf Partners Funds Trust, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, and hereby ratify and confirm all that said attorney lawfully could do or cause to be done by virtue hereof.

/s/ O. Mason Hawkins	March 3, 2014
O. Mason Hawkins, Trustee	Date

/s/ Margaret H. Child	March 3, 2014
Margaret H. Child, Trustee	Date

/s/ Chad Carpenter	March 3, 2014
Chad Carpenter, Trustee	Date

/s/ Daniel W. Connell, Jr.	March 3, 2014
Daniel W. Connell, Jr., Trustee	Date

/s/ Rex M. Deloach	March 3, 2014
Rex M. Deloach, Trustee	Date

/s/ Steven N. Melnyk	March 3, 2014
Steven N. Melnyk, Trustee	Date

/s/ C. Barham Ray	March 3, 2014
C. Barham Ray, Trustee	Date

/s/ Perry C. Steger	March 3, 2014
Perry C. Steger, Trustee	Date